EXHIBIT 10.30

            AGREEMENT, dated as of October 3, 2002, by and between MediaBay, Inc., a Florida corporation, and Norton Herrick ("Herrick").

                               W I T N E S S E T H

            WHEREAS, Herrick is the holder of a 9% Convertible Senior Subordinated Promissory Note in the principal amount of $1,984,250 (the "Existing Note") of MediaBay, Inc. (the "Company"), which Existing Note is convertible into shares of common stock of the Company;

            WHEREAS, the Company is the borrower under that certain Amended and Restated Credit Agreement dated as of April 30, 2001, by and among the Company, and the banks, financial institutions and other institutions named therein, as amended to date (the "Credit Agreement"), the obligations of the Company under which are scheduled to mature on January 15, 2003;

            WHEREAS, the lenders under the Credit Agreement (the "Lenders") have agreed to amend the Credit Agreement in the form of Exhibit A annexed hereto (the "Amended Credit Agreement") and, as a condition to entering into the Amended Credit Agreement, the Lenders require that the Company obtain at least $1,500,000 of additional financing and for Herrick to extend the maturity date of the Existing Note;

            WHEREAS, Huntingdon Corporation ("Huntingdon") has proposed to loan to the Company at least $1,500,000 pursuant to senior secured convertible notes on the terms set forth in the Loan Agreement (which may be increased to up to $3,000,000 (provided that any such additional loans shall be senior subordinated unsecured loans) and, if not loaned by Huntingdon, may be loaned by Herrick or one of his affiliates or a third party) (the "Loan Agreement") dated as of the date hereof by and between Huntingdon and the Company (the "Huntingdon Financing");

            WHEREAS, the Company desires to amend the maturity date of the Existing Note;

            WHEREAS, in consideration of Herrick's agreements, consents and waivers, the Company has agreed to provide to Herrick at least 90 business days prior written notice of any prepayment of the Existing Note;

            WHEREAS, the Company, Huntingdon, Evan Herrick and Herrick have entered into a Registration Rights Agreement dated as of the date hereof (the "Registration Rights Agreement"); and

            WHEREAS, the Company agreed to grant to Huntingdon certain registration rights with respect to shares of common stock of the Company which may

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become issuable in connection with the Huntingdon Financing by amending and restating the Registration Rights Agreement;

            NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the undersigned hereby agree as follows:

            1. Covenants of Herrick.

                  (a) Herrick hereby consents to the execution by the Company of the Amended Credit Agreement and the consummation of the transactions contemplated thereby.

                  (b) Herrick hereby consents to the execution of the Loan Agreement and consummation by the Company of the Huntingdon Financing and the other transactions contemplated by the Loan Agreement.

                  (c) Herrick hereby waives any rights he may have under the Existing Note which relate to or arise out of the execution of the Loan Agreement and the consummation of the Huntingdon Financing, including, without limitation, the covenants and conditions set forth in Sections 6.2, 6.3 and 6.4 of the Existing Note.

                  (d) The Company's obligations to Huntingdon under the Huntingdon Financing shall be deemed "Senior Debt" as such term is defined in the Existing Note.

            2. Amendment of Existing Note.

                  (a) The maturity date of the Existing Note shall be extended from December 31, 2004 to September 30, 2007.

                  (b) Section 1.1 of the Existing Note shall be amended by adding the following sentence after the last sentence of Section 1.1:

                        Any interest on this Note which is not paid on the date
                  such interest payment is due shall accrue interest from and after the date such interest payment was due (including due to the fact that it was accrued in accordance with this Section 1.1) at the same rate of interest as payable on the unpaid principal balance of this Note, and shall be paid on the same date on which any interest accrued on the unpaid principal balance of this Note is paid.

                  (c) A new Section 1.9 shall be added to the Existing Note after the end of Section 1.8 of the Existing Note which reads as follows:

                  1.9 Commencing as of December 31, 2004, the Holder shall have the right, at any time on or after the date on which the Company has repaid all of its obligations under the Senior Credit Agreement to make a demand for payment of the


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

                        unpaid principal balance of, and interest on, this Note and, on such date, the outstanding principal balance of, and interest on, this Note shall become due and payable.

            3. Covenant of the Company. The Company agrees that, notwithstanding
Section 1.6 of the Existing Note, for as long as the Existing Note is held by Herrick, the Company will not prepay the Existing Note, in whole or in part, unless the Company provides Herrick 90 days prior written notice of such prepayment.

            4. Preferred Stock Exchange. In the event the Company and Herrick mutually determine to exchange the debt represented by the Existing Note for equity securities of the Company, in lieu of converting the Existing Note pursuant to its terms, all or a portion of the Existing Note may be exchanged for shares of a newly created series of preferred stock which series shall rank pari passu in all respects with the Series A Convertible Preferred Stock of the Company, and otherwise shall have substantially similar rights, preferences and privileges as, the Series A Convertible Preferred Stock of the Company, provided that the conversion rate of the preferred stock shall be the same as the conversion rate of the Existing Note in effect at such time.

            5. Registration Rights Agreement. The Registration Rights Agreement shall be amended and restated in the form of Exhibit C annexed hereto.

            6. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, facsimile signatures shall e effective and binding as original signatures.

            IN WITNESS WHEREOF, the undersigned has executed this Agreement, effective as of the date first written above.

                                           MEDIABAY, INC.


                                           By: /s/ John F. Levy
                                              -------------------------------
                                              John Levy, Executive VP and CFO


                                           /s/ Norton Herrick
                                           ----------------------------------
                                           Norton Herrick


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